SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 15, 2002

                                       to

                                    INDENTURE

                           Dated as of August 7, 1997

                                     between

                     Keystone Consolidated Industries, Inc.

                                   as Issuer,

                                       and

                              The Bank of New York,

                                   as Trustee


                       ----------------------------------

                      9 5/8% Senior Secured Notes due 2007
                       ----------------------------------



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                          SECOND SUPPLEMENTAL INDENTURE

          SECOND SUPPLEMENTAL INDENTURE, dated as of March 15, 2002 (this "Supplemental Indenture"), between Keystone Consolidated Industries, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee"), to that certain Indenture, dated as of August 7, 1997 (the "Indenture"), between the Company and the Trustee.

          WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of up to $100,000,000 in aggregate principal amount of 9 5/8% Senior Secured Notes due 2007 (the "Notes");

          WHEREAS, concurrent herewith the Company and the Trustee are executing that certain First Supplemental Indenture dated as of the date hereof (the "First Supplemental Indenture") that provides for certain amendments to the Indenture and the Notes;

          WHEREAS, for administrative convenience, the Company wishes to further amend the Indenture and the Notes to provide additional rights or benefits to the Holders of the Notes with respect to the timely payment of defaulted interest as hereinafter provided;

          WHEREAS, all acts necessary to constitute this Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed; and

          WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

          NOW, THEREFORE, this Supplemental Indenture witnesseth:

          In order to comply with the requirements of the Indenture, the Company covenants and agrees with the Trustee for the equal and proportionate benefit, security and protection of the respective holders from time to time of the Notes, as follows:

                                   ARTICLE I.
                                    AMENDMENT

          Section 1.1. Amendment of Section 2.12. Section 2.12 of the Indenture shall be amended by adding the following to the end of such section as set forth in the Indenture:

          "In the event that there shall be less than $10,000,000 in aggregate principal amount of Notes outstanding under this Indenture, then notwithstanding anything contained in this Indenture to the contrary, (i) the special record date relating to the payment of any defaulted interest may be the same as the payment date for any such interest; and (ii) neither the Company nor the Trustee shall be required to give any advance notice to any Holder of the fixing of the special record date, the special record date, the related payment date or the amount of such interest to be paid."

                                   ARTICLE II.
                            MISCELLANEOUS PROVISIONS

          Section 2.1. Unless otherwise defined herein, or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

          Section 2.2. The Trustee accepts the trusts in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for, or in respect of, the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Section 2.3. Upon the effectiveness of this Supplemental Indenture, all Notes outstanding immediately prior to such effectiveness shall be deemed amended as necessary or appropriate to reflect the terms and conditions set forth in the Indenture as modified by this Supplemental Indenture, and in the event of a conflict between any term or condition of such Notes and the Indenture as so modified, the Indenture as so modified shall control, notwithstanding any provision of such Notes or the Indenture to the contrary. Except as modified by this Supplemental Indenture and the First Supplemental Indenture, the Indenture and such Notes are in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect.

          Section 2.4. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

          Section 2.5. This Supplemental Indenture shall be effective as of the date first set forth above upon the execution hereof by both parties hereto.

          Section 2.6. The parties may sign multiple counterparts of this Supplemental Indenture, each of which may be delivered by facsimile transmission. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

          Section 2.7. The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of laws.

          Section 2.8. If any provision or subprovision of this Supplemental Indenture or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Supplemental Indenture and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.


                         [Signatures on following page.]



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          IN WITNESS WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed, all as of the date first written above.

                            KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                            By:
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                               Name:
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                               Title:
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                            THE BANK OF NEW YORK, as Trustee


                            By:
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